Exhibit 10.47

GENERAL RELEASE

I, Jeffrey Largiader, acknowledge an offer of severance pay pursuant to the May 16, 2007 letter from Simon F. Nynens. I understand that as a condition of my receipt of such severance payments, I hereby agree to waive any and all claims arising out of my employment at Wayside Technology Group, Inc. and their affiliates, their successors, subsidiaries, officers, directors, employees and agents (the "Releasees") as of the date on which I sign this Acknowledgment. This means that I release and give up all claims and rights, including those of which I am not aware, which I may have, against the Releasees resulting from anything which has happened up to the date on which I sign this document. I specifically release any and all claims and rights which I may have against Releasees under any state or federal statute or regulation, including but not limited to the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the Americans with Disabilities Act, Titles I through VII of the federal Civil Rights Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, state and federal Family Medical Leave Acts, state and federal wage and hour laws, and all other state, federal or local laws prohibiting employment discrimination. This also includes a release of all claims arising out of the common law, tort law, (such as wrongful discharge, intentional or negligent infliction of emotional distress, or defamation,) arising under any express or implied contracts with Releasees.

I will not seek any further consideration from Releasees for making this General Release, including but not limited to attorney's fees or costs of suit. I am bound by this General Release. Anyone who succeeds to my rights and responsibilities is also bound. This General Release is made for the benefit of Releasees and all who succeed to their rights and responsibilities.

I further acknowledge and agree that, in deciding to execute this General Release, I have relied entirely upon my own judgment and/or the judgment of such lawyers and other personal advisors that I have chosen to consult, that I have read this General Release, that I have been given sufficient opportunity to consider all terms and effects and to consult with, and to ask any questions that I may have of anyone, including legal counsel and other personal advisors of my own choosing, that I have consulted legal counsel of my own choosing, and that I have executed this General Release voluntarily and with full understanding of its terms and effects. I specifically acknowledge that I understand that the General Release is a legally binding document and that by signing the document, I am prevented from filing, commencing, assisting in or maintaining any action, complaint, charge, grievance, arbitration or other proceeding against Releasees relating to my employment, workplace and work environment. I further agree that no fact, evidence, event or transaction currently unknown to me but which hereafter may become known to me shall affect in any way or manner the final and unconditional nature of this General Release. If I breach any of the promises I made in this General Release in any way whatsoever, I agree to pay for all costs incurred by Releasees in defending my claims including reasonable attorney fees.

I have been advised to consult with an attorney prior to executing this General Release. I acknowledge and agree that I have been given a period of at least twenty-one (21) days within which to consider this General Release, that I am competent to execute this General Release, that I have carefully read and fully understand this General Release, and that I have executed it voluntarily and with the full understanding of its terms and consequences. I have the right to revoke this General Release within seven (7) days of signing it by sending or causing to be sent, by either hand deliver or overnight express mail, a written revocation to MaryBeth Auleta of the Human Resources Department. If I revoke this General Release within the seven (7) day period, it shall be of no force and effect, and I agree to promptly repay or return any severance payments or benefits received. This General Release shall become enforceable and effective eight (8) days after I sign the General Release. On the eighth (8th) day from the date that I sign this General Release, I no longer have the right to revoke any of the provisions of this General Release.

PLEASE READ CAREFULLY. THIS GENERAL RELEASE IS A THREE PAGE DOCUMENT, A LEGALLY BINDING AGREEMENT AND INCLUDES RELEASES OF ALL KNOWN AND UNKNOWN CLAIMS.

EMPLOYEE	EMPLOYER:

/s/ Jeffrey Largiader	By:	/s/ Simon F. Nynens
Simon F. Nynens

05/18/2007		05/17/2007
DATED:		DATED:

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